SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by Registrant  [x]
Filed by a party other than Registrant  [ ]
Check the appropriate box
[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to  240.14a-11(c) or 240.14a-12

                       AMERICAN DISPOSAL SERVICES, INC.

_____________________________________________________________________________
               (Name of Registrant as Specified In Its Charter)


_____________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:


                                                  PRELIMINARY PROXY MATERIALS

                                   September __, 1997




Dear Stockholder:


It is my pleasure to invite you to a Special Meeting of Stockholders of American Disposal Services, Inc. to be held on Tuesday, October 21, 1997, at 10:00 A.M., New York time, at the offices of Proskauer Rose LLP, 1585
Broadway, 26th Floor, New York, New York 10036.

Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Accordingly, you are urged to sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

I sincerely hope you will be able to join us at the meeting. The officers and directors of the Company look forward to seeing you at that time.


                                   Sincerely,




                                   Richard De Young
                                   President and Chief Executive Officer



                       AMERICAN DISPOSAL SERVICES, INC.
                             745 McClintock Drive
                                  Suite 230
                         Burr Ridge, Illinois  60521


                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


     A Special Meeting of Stockholders of AMERICAN DISPOSAL SERVICES, INC. (the "Company") will be held at the offices of Proskauer Rose LLP, 1585 Broadway, 26th Floor, New York, New York 10036, on Tuesday, October 21, 1997, at 10:00 A.M., local time, for the following purposes:

     1. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock, $.01 par value, which the company is authorized to issue from 20 million shares to 100 million shares; and

     2. To transact any such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on September 26, 1997 are entitled to vote at the meeting and at any adjournments thereof.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                         BY ORDER OF THE BOARD OF DIRECTORS



                         Ann L. Straw
                         Secretary

                         September __, 1997



                       AMERICAN DISPOSAL SERVICES, INC.
                             745 McClintock Drive
                                  Suite 230
                         Burr Ridge, Illinois  60521


                               PROXY STATEMENT

                       SPECIAL MEETING OF STOCKHOLDERS

                               October 21, 1997



     The accompanying proxy is solicited by and on behalf of the Board of Directors of American Disposal Services, Inc., a Delaware corporation (the "Company"), to be used at the Special Meeting of Stockholders to be held at the offices of Proskauer Rose LLP, 1585 Broadway, 26th Floor, New York, New York 10036, on Tuesday, October 21, 1997, at 10:00 A.M., local time, and at any adjournments thereof.

     When the accompanying proxy is properly executed and returned, the shares of common stock of the Company, par value $.01 per share (the "Common Stock"), it represents will be voted at the meeting in accordance with any directions noted thereon and, if no direction is indicated, the shares it represents will be voted: (i) FOR the approval of an amendment (the "Amendment") to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 20 million shares to 100 million shares; and (ii) in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting and at any adjournments thereof. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the meeting in person may withdraw his proxy and vote his shares.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made primarily by mail; however, officers and regular employees of the Company may solicit proxies personally or by telephone or by telegram. Those persons will not be compensated specially for such services.

The Company may reimburse brokers, banks, custodians, nominees, and fiduciaries holding shares of Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

     A copy of the Notice of Special Meeting of Stockholders accompanies this Proxy Statement. The approximate date on which this Proxy Statement first will be mailed to stockholders of the Company is September __, 1997.

                                VOTING RIGHTS

     Only holders of record of shares of Common Stock at the close of business on September 26, 1997 will be entitled to notice of and to vote at the Special Meeting of Stockholders. On that date, the Company had outstanding
[14,804,542] shares of Common Stock, the holders of which are entitled to one vote per share on each matter to come before the Special Meeting. Voting rights are non-cumulative.

     The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the outstanding shares of Common Stock will be required for approval of the Amendment. Abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) are counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.



              OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT


     As of September 15, 1997, the persons listed in the following table were the only persons known to the Company to be the beneficial owners of more than five percent of the Company's outstanding shares of Common Stock.


                                                     Number of
                                                     Shares
                                                     of Common     Percent
                                                       Stock        of
Name and Address                                  Beneficially    Common
of Beneficial Owner                                   Owned        Stock
-------------------                                ------------   -------

Charterhouse Environmental Holdings, L.L.C. (1)   1,867,289      12.6%

Charterhouse Equity Partners II, L.P. (2)         2,511,973      17.0%

CDI Equity, LLC (3)                                 644,109       4.4%

The Equitable Companies Incorporated (4)            927,200       6.3%

The Capital Group Companies, Inc. (4)               575,000       3.9%

---------------
(1) The address of Charterhouse Environmental Holdings, L.L.C. ("Charter Environmental") is c/o Charterhouse Group International, Inc., 535 Madison Avenue, New York, New York 10022. Charterhouse Equity Partners, L.P. ("CEP") and StollerCo Partners, L.P. are the members of Charter Environmental, with a majority of the ownership interests being held by CEP. The general partner of CEP is CHUSA Equity Investors, L.P., whose general partner is Charterhouse Equity, Inc., a wholly-owned subsidiary of Charterhouse Group International, Inc. ("Charterhouse"). As a result of the foregoing, all of the shares of Common Stock held by Charter Environmental would, for purposes of Section 13(d) of the Securities Exchange Act of 1934, be considered to be beneficially owned by Charterhouse.

(2) The address of Charterhouse Equity Partners II, L.P. ("CEP II") is c/o Charterhouse Group International, Inc., 535 Madison Avenue, New York, New York 10022. The general partner of CEP II is CHUSA Equity Investors II, L.P., whose general partner is Charterhouse Equity II, Inc., a wholly-owned subsidiary of Charterhouse. As a result of the foregoing, all of the shares of Common Stock held by CEP II would, for purposes of
     Section 13(d) of the Securities Exchange Act of 1934, be considered to be beneficially owned by Charterhouse.

(3) The address of CDI Equity, LLC ("CDI Equity") is c/o Aetna Life and Casualty Company, Conveyor IG6U, 151 Farmington Avenue, Hartford, Connecticut 06156. The member interests in CDI Equity are held as follows: 99% by Aetna Life Insurance Company, which is a wholly-owned subsidiary of Aetna Life and Casualty Company, and 1% by CDI Equity, Inc., a wholly-owned subsidiary of Aetna Life Insurance Company.

(4) Information regarding The Equitable Companies Incorporated ("Equitable") and The Capital Group Companies, Inc. ("Capital Group") is based on Schedules 13G filed by such persons with the Securities and Exchange Commission as of December 31, 1996. Equitable filed its 13G jointly on behalf of itself, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA. The address of Equitable is 787 Seventh Avenue, New York, NY 10019. The address of the Capital Group is 353 South Hope Street, Los Angeles, CA 90071.



     The table below and the paragraphs that follow it present certain information concerning the ownership of Common Stock by the directors and executive officers of the Company.



                                                     Number of
                                                     Shares of
                                                    Common Stock
                                                    beneficially
                                                        owned     Percent
                                                        as of       of
Directors and                  Positions and Offices  September   Common
Executive Officers             with the Company       15, 1997    Stock
------------------             ---------------------  ---------   ------
David C. Stoller (1)(2)        Chairman; Director      124,171      *

Richard De Young (1)(3)        President; Chief        124,587      *
                               Executive Officer;
                               and Director

Merril M. Halpern (2)          Director                   --        --

A. Lawrence Fagan (2)          Director                   --        --

Richard T. Henshaw, III (2)    Director                   --        --

G.T. Blankenship (4)           Director                100,935      *

Norman Steisel                 Director                   --        --

Richard Kogler (1)             Vice President; Chief    17,755       *
                               Operating Officer

Ann L. Straw (1)               Vice President; General  11,880       *
                               Counsel and Secretary

Lawrence R. Conrath, Sr.(1)(5) Vice President;          20,426       *
                               Controller

John J. McDonnell (1)(6)       Vice President -         29,958       *
                               Engineering

Mary T. Ryan (7)               Vice President -          4,000       *
                               Corporate Affairs

Stephen P. Lavey               Vice President; Chief      --        --
                               Financial Officer

All directors and executive                            433,712      2.9%
officers as a group (13
persons) (1)

--------------------

* Less than one percent.

(1) Includes options exercisable within 60 days of September 15, 1997 to purchase 124,171, 122,120, 17,755, 28,962, 19,528 and 11,880 shares granted under the Company's Stock Option Plan to Messrs. Stoller, De Young, Kogler, McDonnell and Conrath and Ms. Straw, respectively. For purposes of computing the percentage of outstanding shares beneficially held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be beneficially owned for the purpose of computing the percentage ownership of such person or group of persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Merril M. Halpern and A. Lawrence Fagan are executive officers, directors and stockholders of Charterhouse and Richard T. Henshaw, III and David C. Stoller are executive officers of Charterhouse. Messrs. Halpern, Fagan, Henshaw and Stoller each disclaim beneficial ownership of the shares of Common Stock beneficially owned by Charterhouse.

(3)  Includes 2,467 shares held jointly by Mr. De Young and his wife.

(4) Includes 7,995 shares held by Mr. Blankenship's wife, of which Mr. Blankenship disclaims beneficial ownership.

(5) Includes 498 shares held jointly by Mr. Conrath and his wife and 400 shares held in an IRA for the benefit of Mr. Conrath.

(6)  Includes 996 shares held by Mr. McDonnell's minor children.

(7)  Shares held jointly by Ms. Ryan and her husband.

                          APPROVAL OF THE AMENDMENT

General

     The Restated Certificate of Incorporation currently authorizes the issuance of up to 20 million shares of Common Stock and up to 5 million shares of Preferred Stock, $.01 par value. The Board of Directors is proposing to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20 million shares to 100 million shares. As of September 15, 1997 there were [14,804,542] shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

Recommendation of Board of Directors

     The additional authorized shares of Common Stock that would be available for issuance, if the proposed Amendment is approved, may be issued for any proper corporate purpose by the Board of Directors at any time without further shareholder approval (subject, however, to applicable statutes and the rules of The Nasdaq Stock Market which require shareholder approval for the issuance of shares in certain circumstances). The Board of Directors believes it is desirable to give the Company this flexibility in considering such matters as stock dividends, raising additional capital, acquisitions, or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of such shares. Pursuant to certain acquisition agreements, the company may in the future be required to issue additional shares of Common Stock. The Company is also obligated to issue up to an aggregate of _________ shares of Common Stock pursuant to presently outstanding stock options and warrants. In addition, the Company continuously monitors market conditions and, if the Board of Directors deems it appropriate, could at any time effect a public offering of shares of Common Stock. Holders of Common Stock are not entitled to preemptive rights, and to the extent that any additional shares of Common Stock or securities convertible into Common Stock may be issued on other than a pro rata basis to current stockholders, the present ownership position of current stockholders may be diluted.

     The increase in the number of authorized shares of Common Stock has not been proposed for any anti-takeover purpose, and the Board of Directors and executive officers of the Company have no knowledge of anycurrent effort to obtain control of the Company or to accumulate large amounts of its Common Stock. However, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or of the Board of Directors more difficult. Shares of authorized but unissued Common Stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of the Company, which might have the effect of discouraging or making less likely such a change of control. Such shares could also be issued to other persons or entities who support the Board of Directors in opposing a takeover attempt that the Board of Directors has deemed not to be in the best interests of the Company and its shareholders.

     The Board of Directors of the Company unanimously recommends that stockholders vote in favor of the proposal to approve the Amendment. The Directors and executive officers of the Company, together with certain large
stockholders of the Company, which together hold approximately          % of the
outstanding Common Stock, have indicated to the Company that they intend to vote their shares of Common Stock in favor of this proposal.

Rights of Dissenting Stockholders

     Under Delaware law, shareholders of the Company who object to the proposal to approve the Amendment will not be afforded appraisal rights.


                            STOCKHOLDERS PROPOSALS

     Stockholders of the Company wishing to include proposals in the proxy material in relation to the annual meeting of the Company to be held in 1998 must submit the same in writing so as to be received at the executive office of the Company on or before December 31, 1997. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.


                                OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.


                                   By Order of the Board of Directors,



                                   Ann L. Straw
                                   Secretary

September __, 1997

STOCKHOLDERS ARE REQUIRED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.


PROXY                  AMERICAN DISPOSAL SERVICES, INC.

                             745 McClintock Drive
                                  Suite 230
                         Burr Ridge, Illinois  60521

         Solicited by the Board of Directors for the Special Meeting
of Stockholders         to be held on October 21, 1997

          The undersigned hereby appoints DAVID C. STOLLER, RICHARD DE YOUNG and ANN L. STRAW, or any of them, with the power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of American Disposal Services, Inc. (the "Corporation") held of record by the undersigned at the close of business on September 26, 1997 at the Special Meeting of Stockholders to be held on October 21, 1997.

1.   PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION


               [ ] FOR       [ ] AGAINST         [ ] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting and any adjournments thereof.


                  (Continued and to be SIGNED on other side)


(Continued from other side)

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                  PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.


          Dated:    _________________________, 1997


                              ___________________________________________
                                              Signature


                              ___________________________________________
                                       Signature, if held jointly


                              Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY, USING THE
                              ENCLOSED ENVELOPE.
      No postage is required if mailed in the United States of America.